EXHIBIT 10.34

FIFTH AMENDMENT TO
CREDIT AND SECURITY AGREEMENT

FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT, executed on the 28th day of March, 2008, to be effective on the 28th day of March, 2008 (the "Effective Date"), by and among Blonder Tongue Laboratories, Inc., a Delaware corporation (the "Borrower"), Blonder Tongue Investment Company, a Delaware corporation ("BTIC"), National City Business Credit, Inc., an Ohio corporation (the "Lender"), and National City Bank, a national banking association, as the Issuer (the "Issuer") (this "Fifth Amendment").

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit and Security Agreement, effective December 29, 2005, by and among the Borrower, BDR Broadband, LLC, a Delaware limited liability company ("BDR"), the Guarantors party thereto, the Lender and the Issuer, as amended by that certain (i) First Amendment to Credit and Security Agreement, effective March 30, 2006, by and among the Borrower, BDR, the Guarantors party thereto, the Lender and the Issuer, (ii) Letter Agreement, dated September 11, 2006, by and among the Borrower, BDR, the Guarantors party thereto, the Lender and the Issuer, (iii) Letter Agreement, dated November 8, 2006, by and among the Borrower, BDR, the Guarantors party thereto, the Lender and the Issuer, (iv) Letter Agreement, dated December 1, 2006, by and among the Borrower, BDR, the Guarantors party thereto, the Lender and the Issuer, (v) Letter Agreement, dated December 15, 2006, by and among the Borrower, BDR, the Guarantors party thereto, the Lender and the Issuer, (vi) Second Amendment to Credit and Security Agreement, effective December 15, 2006, by and among the Borrower, BDR, the Guarantors party thereto, the Lender and the Issuer (the "Second Amendment"), (vii) Letter Agreement, dated May 1, 2007, by and among the Borrower, the Guarantors party thereto, the Lender and the Issuer, (viii) Third Amendment to Credit and Security Agreement, effective August 8, 2007, by and among the Borrower, the Guarantors party thereto, the Lender and the Issuer, and (ix) Fourth Amendment to Credit and Security Agreement, effective November 7, 2007, by and among the Borrower, the Guarantors party thereto, the Lender and the Issuer (as amended, the "Credit Agreement"), the Lender, among other things, extended to the Borrower (a) a revolving credit facility in the aggregate principal amount not to exceed Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00) and (b) a term loan facility in the original principal amount of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00);

WHEREAS, the Borrower desires to amend certain provisions of the Credit Agreement, and the Lender and the Issuer desire to permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.

2. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions as follows:

"Revolving Interest Rate" shall mean an interest rate per annum equal to the sum of the Alternate Base Rate plus one and one half percent (1.50%).

"Term Loan Rate" shall mean an interest rate per annum equal to the sum of the Alternate Base Rate plus one and one half percent (1.50%).

3. Section 6.5(b) of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(b)           Not permit EBITDA to be less than: (i) negative Two Hundred Eighty Thousand and 00/100 Dollars (-$280,000.00) calculated as of January 31, 2008, for the period beginning January 1, 2008, through and including January 31, 2008, (ii) negative Twenty-Five Thousand and 00/100 Dollars (-$25,000.00) calculated as of February 29, 2008, for the period beginning February 1, 2008, through and including February 29, 2008, and (iii) Three Hundred Twenty-Five Thousand and 00/100 Dollars ($325,000.00) calculated as of March 31, 2008, for the period beginning March 1, 2008, through and including March 31, 2008.

4. The provisions of Sections 2 and 3 of this Fifth Amendment shall not become effective until the Lender has received the following, each in form and substance acceptable to the Lender:

(a) this Fifth Amendment, duly executed by each Loan Party, the Lender and the Issuer;

(b) an amendment fee in the amount of Twenty-Five Thousand and 00/100 Dollars ($25,000.00);

(c) payment of all costs and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by the Lender on its behalf or on behalf of the Issuer in connection with this Fifth Amendment; and

(d) such other documents as may be reasonably requested by the Lender.

5. Each Loan Party hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Credit Agreement and the Other Documents, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement or the Other Documents, as applicable.

6. Each Loan Party acknowledges and agrees that, except for such documents, instruments or agreements that were released in connection with the Second Amendment, each and every document, instrument or agreement, if any, which at any time has secured payment of the Obligations including, but not limited to, (i) the Credit Agreement, (ii) Blocked Account Agreements, (iii) each Guaranty, (iv) the Pledge Agreements, (v) the Intellectual Property Security Agreement, (vi) the Mortgage, (vii) the Lease Assignment, and (vii) all UCC-1 financing statements executed in connection therewith, hereby continue to secure prompt payment when due of the Obligations.

7. Each Loan Party hereby represents and warrants to the Lender that (i) such Loan Party has the legal power and authority to execute and deliver this Fifth Amendment; (ii) the officers of such Loan Party executing this Fifth Amendment have each been duly authorized to execute and deliver this Fifth Amendment and all other documents executed in connection herewith and bind such Loan Party with respect to the provisions hereof and thereof; (iii) the execution and delivery hereof by such Loan Party and the performance and observance by such Loan Party of the provisions hereof and all other documents executed or to be executed herewith, do not violate or conflict with the organizational documents of such Loan Party or any Law applicable to such Loan Party or result in a breach of any provision of or constitute a default under any other agreement or instrument or order, writ, judgment, injunction or decree to which such Loan Party is a party or by which it is bound or to which it is subject; and (iv) this Fifth Amendment and all other documents executed or to be executed by such Loan Party in connection herewith constitute valid and binding obligations of such Loan Party in every respect, enforceable in accordance with their respective terms.

8. Each Loan Party represents and warrants that (i) no Event of Default exists under the Credit Agreement or the Other Documents, nor will any occur as a result of the execution and delivery of this Fifth Amendment or the performance or observance of any provision hereof, (ii) the Schedules attached to and made a part of the Credit Agreement are true and correct as of the date hereof and there are no modifications or supplements thereto and (iii) it presently has no claims or actions of any kind at Law or in equity against the Lender arising out of or in any way relating to the Credit Agreement or the Other Documents.

9. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

10. The agreements contained in this Fifth Amendment are limited to the specific agreements contained herein.  Except as amended hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.  This Fifth Amendment amends the Credit Agreement and is not a novation thereof.

11. This Fifth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

12. This Fifth Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof.  Each Loan Party hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this Fifth Amendment.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written to be effective on the Effective Date.

BORROWER:

Blonder Tongue Laboratories, Inc.

By:  /s/ Eric Skolnik
Name: Eric Skolnik
Title: Senior Vice President

GUARANTOR:

Blonder Tongue Investment Company

By:  /s/ Eric Skolnik
Name: Eric Skolnik
Title: Senior Vice President

LENDER:

National City Business Credit, Inc., as Lender

By: Todd W. Milenius

Name:  Todd W. Milenius
Title:  Vice President

ISSUER:

National City Bank, a national banking association, as Issuer

By: Todd W. Milenius

Name:  Todd W. Milenius
Title:  Vice President